As filed with the Securities and Exchange Commission on May 8, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1919 North Lynn Street	52-2056410
(State or Other Jurisdiction of	Arlington, Virginia 22209	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
(Address of Principal Executive Offices Including Zip Code)

THE CORPORATE EXECUTIVE BOARD COMPANY
2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Pamela J. Auerbach, Esq.	Copies to:
The Corporate Executive Board Company	Ronald O. Mueller, Esq.
1919 North Lynn Street	Gibson, Dunn & Crutcher LLP
Arlington, Virginia 22209	1050 Connecticut Avenue, N.W.
Washington, D.C. 20036-5306
(202) 955-8500
(Name and Address of Agent For Service)

(571) 303-3000
(Telephone Number, Including Area Code, of Agent For Service)
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(2)
Common Stock, $0.01 par value per share	2,300,000 shares	$43.86	$100,878,000.00	$3,964.51

(1)	The Registrant is registering the shares pursuant to an amendment of The Corporate Executive Board Company 2004 Stock Incentive Plan, approved at the Annual Meeting of Stockholders on June 14, 2007. Pursuant to Rule 416(a) under the Securities Act of 1933, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.

(2)	Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to with Rule 457(h) under the Securities Act based upon the average of the high and low prices for the Common Stock on May 5, 2008, which was $43.86.

INTRODUCTION
     This Registration Statement on Form S-8 is filed by The Corporate Executive Board Company, a Delaware corporation (the “Registrant” or the “Company”) relating to 2,300,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), to be issued under The Corporate Executive Board Company 2004 Stock Incentive Plan, as amended (the “2004 Stock Incentive Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required in Part I of this Registration Statement is included in prospectuses for the 2004 Stock Incentive Plan that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference into this Registration Statement:
1.	The Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that the Company filed with the Commission on February 29, 2008, and Form 10-K/A, that the Company filed with the Commission on April 30, 2008;

2.	The Current Reports on Form 8-K that the Company filed with the Commission on May 1, 2008 and May 7, 2008; and

3.	The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, that the Company filed with the Commission on July 24, 1998, together with any amendment or report filed with the Commission for the purpose of updating such description.
     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

     Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     The Registrant’s Exchange Act file number with the Commission is 000-24799.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
     Article Eight of the Company’s Amended and Restated Bylaws (the “Bylaws”) contains provisions indemnifying the directors, officers, employees and agents of the Company to the fullest extent permitted by the Delaware General Corporation Law. Any indemnification under the Bylaws is subject to a prior determination by a majority of the directors of the Company who are not party to the underlying action that the person seeking indemnification has met the applicable standard of conduct.

     Under the provisions of the Bylaws, expenses incurred by an officer or director in defending a civil or criminal suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The Company has entered into indemnity agreements with certain officers and its directors setting forth the terms described herein. These indemnity agreements provide that the Company shall indemnify the indemnitee to the fullest extent permitted by applicable law in effect on the date thereof or as such laws may from time to time be amended and provide for the advancement of expenses with respect to certain proceedings.
     Further, the Bylaws provide that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
     Article 9 of the Company’s Second Amended and Restated Certificate of Incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 9 shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
     The Company may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability which may be asserted against such person.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.1 of the Company’s Registration Statement on Form S-1/A filed on February 22, 1999 (File No. 333-59833)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1/A filed on February 12, 1999 (File No. 333-59833)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Company 2004 Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed on February 29, 2008 (File No. 000-24799)

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)
Item 9. Undertakings.
1. The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
[SIGNATURES ON THE NEXT PAGE]

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on this 8th day of May 2008.

THE CORPORATE EXECUTIVE BOARD COMPANY

By:	/s/ Timothy R. Yost
Name:	Timothy R. Yost
Title:	Chief Financial Officer
POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Thomas L. Monahan III and Timothy R. Yost, and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Thomas L. Monahan III Thomas L. Monahan III	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 8, 2008

/s/ Timothy R. Yost Timothy R. Yost	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2008

Name and Signature	Title	Date

/s/ Gregor S. Bailar	Director	May 8, 2008
Gregor S. Bailar

/s/ Stephen M. Carter	Director	May 8, 2008
Stephen M. Carter

/s/ Gordon J. Coburn	Director	May 8, 2008
Gordon J. Coburn

/s/ Robert C. Hall	Director	May 8, 2008
Robert C. Hall

/s/ Nancy J. Karch	Director	May 8, 2008
Nancy J. Karch

/s/ David W. Kenny	Director	May 8, 2008
David W. Kenny

/s/ Daniel O. Leemon	Director	May 8, 2008
Daniel O. Leemon

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1.1 of the Company’s Registration Statement on Form S-1/A filed on February 22, 1999 (File No. 333-59833)

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1/A filed on February 12, 1999 (File No. 333-59833)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	The Corporate Executive Board Company 2004 Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.11 of the Company’s Annual Report on Form 10-K filed on February 29, 2008 (File No. 000-24799)

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this Registration Statement)